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                                                                      EXHIBIT 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 14, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of AIM New Technology Fund (one of the portfolios constituting AIM Funds Group) and of our report dated December 12, 2002, relating to the financial statements and financial highlights which appear in the October 31, 2002 Annual Report to Shareholders of AIM Global Science and Technology Fund (one of the portfolios constituting AIM Investment Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Accountants" and "Financial Highlights" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
February 10, 2003